SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 10, 2006

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)
1-3525	13-4922640
(Commission File Number)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

Item 7.01	Regulation FD Disclosure

The information in this Current Report on Form 8-K, including the exhibits, is being furnished, not filed, under Items 2.02 and 7.01.

On October 10, 2006, American Electric Power Company, Inc. issued a public announcement, which is attached as Exhibit 99.1 hereto and incorporated herein by reference. AEP’s press release contains non-GAAP financial measures. AEP’s management believes that the Company’s ongoing earnings, or GAAP earnings adjusted for certain items as described in the press release, provide a more meaningful representation of the Company’s performance. AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The Company also uses ongoing earnings data internally to measure performance against budget and to report to AEP’s board of directors.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1 Press Release dated October 10, 2006

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This report made by AEP and certain of its subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its registrant subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions, including storms; available sources and costs of, and transportation for, fuels and the creditworthiness of fuel suppliers and transporters; availability of generating capacity and the performance of AEP’s generating plants; the ability to recover regulatory assets and stranded costs in connection with deregulation; the ability to build or acquire generating capacity when needed at acceptable prices and terms and to recover those costs through applicable rate cases or competitive rates; the ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; new legislation, litigation and government regulation including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon and other substances; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery for new investments, transmission service and environmental compliance);resolution of litigation (including pending Clean Air Act enforcement actions and disputes arising from the bankruptcy of Enron Corp. and related matters); AEP's ability to constrain its operation and maintenance costs; AEP's ability to sell assets at acceptable prices and on other acceptable terms, including rights to share in earnings derived from the assets subsequent to their sale; the economic climate and growth in AEP's service territory and changes in market demand and demographic patterns; inflationary and interest rate trends; AEP's ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas, and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; changes in the financial markets, particularly those affecting the availability of capital and AEP's ability to refinance existing debt at attractive rates; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas, and other energy-related commodities; changes in utility regulation, including implementation of EPACT and membership in and integration into regional transmission structures; accounting pronouncements periodically issued by accounting standard-setting bodies; the performance of AEP's pension and other postretirement benefit plans; prices for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation, and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer
Title:	Assistant Secretary

October 10, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 10, 2006